UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 12, 2010

HF FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-19972	46-0418532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South Main Avenue Sioux Falls, SD (Address of principal executive offices)	57104 (Zip Code)

(605) 333-7556

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             OTHER EVENTS.

On March 12, 2010, the Board of Directors of HF Financial Corp. (the “Company”) adopted a Majority Voting Policy pursuant to the Standstill Agreement between the Company and PL Capital, LLC, John W. Palmer, Richard J. Lashley, and certain affiliates thereof (the “PL Capital Parties”), dated August 26, 2009 (the “Standstill Agreement”). The Standstill Agreement was described in and attached to  Company’s Form 8-K filed on August 31, 2009.

Under the Majority Voting Policy, if any director nominee receives more “withheld” votes than “for” votes in an uncontested election of directors, his or her resignation will be delivered to the Company’s Nominating and Corporate Governance Committee and the Board of Directors. The Nominating and Corporate Governance Committee would then recommend whether to accept the resignation, and the Board of Directors would make a determination within 90 days after certification of the stockholder vote. The Board of Directors would then promptly disclose its decision and rationale. In a contested election, the Majority Voting Policy would not apply and nominees would be elected by plurality voting.  The Majority Voting Policy is effective upon adoption and will apply to the Company’s 2010 election of directors.  The Company intends to post the Majority Voting Policy on its website at www.homefederal.com.

On March 12, 2010, the Company issued a press release regarding adoption of the Majority Voting Policy, which is attached hereto as Exhibit 99.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

99            Press Release, dated March 12, 2010, announcing adoption of majority vote policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF Financial Corp
(Registrant)

Date: March 12, 2010	By:	/s/ Curtis L. Hage
Curtis L. Hage, Chairman, President
and Chief Executive Officer
(Duly Authorized Officer)

Date: March 12, 2010	By:	/s/ Darrel L. Posegate
Darrel L. Posegate, Executive Vice President,
Chief Financial Officer, and Treasurer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

99	Press release dated March 12, 2010.